UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

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FREIGHTCAR AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-51237	25-1837219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker Drive, Suite 1500

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

(800) 458-2235

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2023, FreightCar America, Inc., a Delaware corporation (the “Company”), consummated its previously announced offering Series C Preferred Stock of the Company, par value $0.01 (the “Preferred Stock”), pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company and OC III LFE II LP LLC (the “Purchaser”). Pursuant to the Purchase Agreement, the Company issued 85,412 shares of Preferred Stock and a warrant to purchase up to 1,636,313 shares of Company common stock at an exercise price per share of $3.57.

The issuance of the Preferred Stock pursuant to the Purchase Agreement is exempt from registration provided under Rule 506 of Regulation D promulgated under the Securities Act of 1933 (the “Act”). The offering was made only to accredited investors as that term is defined in Rule 501(a) of Regulation D under the Act.

In connection with the closing of the transactions contemplated by the Purchase Agreement, the Company entered into Amendment No. 2 to Amended and Restated Reimbursement Agreement (“Amendment No. 2”) with the Loan Parties (as defined therein), CO Finance LVS VI LLC (the “LC Provider”), and U.S. Bank, National Association, as disbursing agent and collateral agent. Amendment No. 2 amends and sets forth the terms of the Company’s continuing obligations to the LC Provider in connection with its outstanding standby letter of credit issued by Wells Fargo Bank, N.A., in the principal amount of $25.0 million for the account of the Company and for the benefit of Siena Lending Group LLC.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of Amendment No. 2 above and Exhibit 10.1 attached to this Current Report on Form 8-K are incorporated in this Item 2.03 by reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The descriptions of the closing of the transactions contemplated by the Purchase Agreement and the issuance of the Preferred Stock and Warrants are incorporated in this Item 3.02 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Upon issuance of the Preferred Stock, the ability of the Company to pay dividends on, or purchase, redeem, or otherwise acquire, shares of its common stock will be subject to certain restrictions. These restrictions are set forth in the Series C Certificate of Designation (as defined in Item 5.03 below), a copy of which is listed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2023, in connection with the closing of the transactions contemplated by the Purchase Agreement, the Company filed a certificate of designation (the “Series C Certificate of Designation”), with the Secretary of State of the State of Delaware setting forth the terms of the Preferred Stock. A copy of the Series C Certificate of Designation is listed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Certificate of Designation of the Company relating to the Preferred Stock, dated as of May 22, 2023.
Exhibit 10.1	Warrant issued by the Company to OC III LFE II LP, dated as of May 22, 2023.
Exhibit 10.2	Amendment No. 2 to the Amended and Restated Reimbursement Agreement, dated May 22, 2023, by and among the Loan Parties, CO Finance LCS IV LLC, and U.S. Bank National Association.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREIGHTCAR AMERICA, INC.

Date: May 24, 2023	By:	/s/ Michael A. Riordan
Michael A. Riordan
Vice President, Finance, Chief Financial Officer and Treasurer